UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported): November 28, 2006 (November 21, 2006)

Centennial Communications Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)

3349 Route 138

Wall, New Jersey 07719

(Address of principal executive offices, including zip code)

(732) 556-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 21, 2006, an affiliate of Centennial Communications Corp. (“Centennial”) entered into a definitive agreement (the “Purchase Agreement”) to sell its wholly owned subsidiary, All America Cables and Radio, Inc. (“Centennial Dominicana”), to Trilogy International Partners for approximately $80 million in cash. The transaction is expected to close towards the end of the first calendar quarter of 2007, subject to the satisfaction of customary closing conditions including regulatory approval for the transfer of Centennial Dominicana’s telecommunications concession. Centennial Dominicana operates an integrated wireless and broadband network in the Dominican Republic.

There is no material relationship between Centennial or any of its affiliates, on the one hand, and Trilogy International Partners, on the other, except for the Purchase Agreement.

Item 2.02	Results of Operations and Financial Condition.

On November 22, 2006 Centennial issued a press release announcing the transaction referred to in Item 1.01 above, which press release contains certain financial information with respect to Centennial Dominincana. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1   Press release of Centennial Communications Corp. dated November 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: November 28, 2006	By: /s/ Tony L. Wolk Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Centennial Communications Corp. dated November 22, 2006